Exhibit 99.1

Marvell to Host Webinar on the Future of Custom Silicon Technology for AI Infrastructure; Postpones Investor Day

Reaffirms Midpoint of Fiscal First Quarter 2026 Revenue Outlook; Narrows Guidance Range to +/- 2%

SANTA CLARA, Calif., May 6, 2025 — Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today announced it will host a webinar focused on the future of custom silicon technology for AI infrastructure. The event aligns with Marvell’s previously scheduled annual internal senior technical leadership conference.

In light of the dynamic macroeconomic environment, the company has decided to postpone its previously scheduled Investor Day from June 10, 2025, to a future date in calendar 2026.

The upcoming webinar will showcase advances in Marvell’s comprehensive technology platform enabling the next generation of custom AI infrastructure. Marvell’s senior leadership team will share their perspective on the rapidly evolving AI technology landscape and discuss the growing opportunity for custom silicon.

The event will take place from 10:00 am to 12:00 pm Pacific Time on Tuesday, June 17, 2025. Presentations will be followed by a Q&A session, and investors and analysts may ask questions using the “submit questions” link within the webcast window during the live event.

The webinar will be streamed live and accessible via the Events section of Marvell’s Investor Relations website at http://investor.marvell.com/. A replay will be available following the event.

“We have decided to postpone our investor day given the current uncertain macroeconomic environment. At the same time, we continue to make great progress in our custom AI silicon business and look forward to sharing updates on the expanded opportunities since our AI Day a year ago,” said Matt Murphy, Marvell’s Chairman and CEO. “This topic is central to our annual senior technical leadership conference in Santa Clara on June 17th and 18th, making it an ideal time to engage with the investment community through a focused webinar.”

Reaffirming Midpoint of Fiscal First Quarter 2026 Revenue Outlook and Narrowing Guidance Range

The Company also reaffirmed the midpoint of its revenue outlook for the first quarter of fiscal 2026, as previously provided on March 5, 2025, and announced a narrower guidance range. Net revenue is now expected to be approximately $1.875 billion, within a range of +/- 2%, compared to the prior range of +/- 5%.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events, results or achievements. Actual events, results or achievements may differ materially from those contemplated in this press release. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

For further information, contact:

Ashish Saran

Senior Vice President, Investor Relations

408-222-0777

ir@marvell.com